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                                                                    EXHIBIT 99.1

                               FORM OF PROXY CARD

                            INDUSTRIAL HOLDINGS, INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD [OCTOBER 2, 2001]

         The undersigned shareholder of Industrial Holdings, Inc. (the "Company") hereby appoints Titus H. Harris, III and Christine A. Smith, or either one or both of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of shareholders of INDUSTRIAL HOLDINGS, INC. to be held at the Company's principal offices at 7135 Ardmore, Houston, Texas, 77054, on _________, 2001, at 9:00 a.m. (Houston time), and at any adjournments of said meeting, all of the shares of common stock in the name of the undersigned or which the undersigned nay be entitled to vote.

1. Approve the Agreement and Plan of Merger, dated May 7, 2001 by and among the Company, T-3 Energy Services, Inc. and First Reserve Fund VIII, L.P.;

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

2.       The approval of the reincorporation merger agreement.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

3.       [   ]  The election as Class I directors of Donald P. Carlin, Andrew
                Cormier and James W. Kenney. Instructions: to withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.

                _______________________________________________________________

         [   ]  FOR all nominees listed above (except as marked to the contrary)

         [   ]  WITHHOLD AUTHORITY to vote for all nominees listed above

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                                                                    EXHIBIT 99.1

                            INDUSTRIAL HOLDINGS, INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD [OCTOBER 2, 2000]

4. In their discretion, on such other matters as may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS ABOVE AND IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR SUCH PROPOSALS.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the proxy statement furnished herewith.

                                    Dated: ____________________________ , 2001


                                    __________________________________________
                                    Shareholder's Signature


                                    __________________________________________
                                    Shareholder's Signature

                                    Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN AND RETURN IN THE ENCLOSED ENVELOPE.